Exhibit 99.1

Cerus Corporation Announces Preliminary Fourth Quarter and Full-Year 2025 Product Revenue and Provides Outlook

Preliminary Full-Year 2025 Product Revenue of $206.1 Million

Full-Year 2026 Product Revenue Expected to be $224 Million to $228 Million, Reflecting 9%-11% Growth, Year-Over-Year

CONCORD, CA, January 11, 2026 - Cerus Corporation (Nasdaq: CERS) today announced preliminary product revenue for the fourth quarter and full-year 2025, as well as provided 2026 product revenue guidance and select milestones for 2026.

“2025 was a remarkable year for Cerus, as patient access to INTERCEPT treated blood components increased meaningfully around the world,” said William “Obi” Greenman, Cerus’ president and chief executive officer. “During 2025, based on the number of kits sold, we helped our blood center customers produce approximately 3 million INTERCEPT treated blood component doses for patients in about 40 countries worldwide. We remain focused on supporting blood centers around the globe in their daily mission to ensure robust blood safety and availability. We expect 2026 to be a year rich in milestones for Cerus, as we continue to expand our commercial reach, advance our product development pipeline and continue improving Cerus’ financial performance and position.”

Preliminary Fourth Quarter and Full-Year 2025 Financial Results & 2026 Outlook

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Preliminary fourth quarter 2025 product revenue totaled $57.8 million representing an increase of 14% compared to the fourth quarter of 2024. Included in these results, preliminary product revenue results from INTERCEPT Fibrinogen Complex, or IFC, were $4.2 million, representing a year-over-year increase of around 40%.
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Preliminary full-year 2025 product revenue totaled $206.1 million, representing an increase of 14% over 2024 results. Included in the full-year 2025 preliminary product revenue results were $16.7 million contribution from IFC, representing a year-over-year increase of approximately 80%. The preliminary fourth quarter and full-year 2025 product revenue results have not been audited and are therefore subject to change.
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Looking ahead, the Company expects full-year 2026 product revenue to be in the range of $224 million to $228 million, representing year-over-year growth of 9%-11% compared to preliminary unaudited 2025 product revenue. Included in the 2026 guidance range is expected full-year 2026 IFC revenue of $20 million to $22 million, representing year-over-year growth of approximately 20% to 30% from 2025.

Anticipated 2026 development and clinical milestones:

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Premarket Approval (PMA) application submission to the FDA for INT200, the next generation LED-based illumination device, expected in mid-2026.
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Results from the Phase 3 RedeS study of the INTERCEPT Blood System for Red Blood Cells (RBCs) in anemia patients expected in the second half of 2026.

Cerus plans to provide complete fourth quarter and full-year 2025 financial results and to discuss those results and provide a general business overview on a hosted call in early March 2026.

A comparative breakdown of the preliminary fourth quarter and full-year 2025 product revenue compared to 2024 product revenue is as follows:

CERUS CORPORATION
PRODUCT REVENUE
(in millions, except percentages)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2025*	2024	$	%	2025*	2024	$	%
Platelets, Plasma, Other	$53.6	$ 47.8	$ 5.8	12%	$ 189.4	$171.1	$18.3	11%
IFC	4.2	3.0	1.2	40%	16.7	9.2	7.5	82%
Total product revenue	$57.8	$ 50.8	$ 7.0	14%	$ 206.1	$ 180.3	$25.8	14%
*Unaudited preliminary results only.
Percentages calculated from unrounded figures.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the U.S. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

Cerus, INTERCEPT and the Cerus logo are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ preliminary fourth quarter and full-year 2025 product revenue; Cerus’ 2026 annual product revenue guidance; Cerus’ expectation that, in 2026, it will continue to expand its commercial reach, advance its product development pipeline and continue improving its financial performance and position; Cerus’ expectations with respect to the timing of its PMA application submission to the FDA for INT200 and results from the Phase 3 RedeS study of the INTERCEPT Blood System for RBCs in anemia patients; and other statements that are not historical facts. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: the risks that Cerus may not (a) meet its 2026 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from new product offerings, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; the risk that the U.S. RedeS study may take longer than Cerus expects or may not be completed at all or, if completed, may not demonstrate the safety and/or efficacy of the INTERCEPT Blood System for RBCs; risks associated with macroeconomic developments, including ongoing military conflict in Ukraine, new or increased tariffs and escalating trade tensions and the resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risk that Cerus may be unable to obtain and maintain the requisite regulatory approvals necessary to commercialize the INT200 and/or advance its pipeline programs and bring them to market in a timely manner or at all, including the risk that Cerus’ PMA application for INT200 may not be submitted to the FDA on the timeline Cerus anticipates or at all; risks related to product safety; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from military conflicts, rising interest rates, inflation, new or increased tariffs and escalating trade tensions or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; risks associated with Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflict in Ukraine, rising interest rates, inflation, and new or increased tariffs and escalating trade tensions, (b) Cerus’ manufacturers could be unable to comply with extensive regulatory agency requirements, and (c) Cerus may be unable to maintain its supply agreements with its third party suppliers; risks associated with Cerus’ need for additional funding; risks associated with the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, including as it relates to Cerus’ 2026 annual product revenue guidance; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

This press release includes Cerus’ preliminary product revenue results for the quarter and year ended December 31, 2025. Cerus is currently in the process of finalizing its full financial results for the quarter and year ended December 31, 2025, and the preliminary product revenue results presented in this press release are based only upon preliminary information available to Cerus as of January 11, 2026. Cerus’ preliminary product revenue results should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on Cerus’ preliminary product revenue results. In addition, Cerus’ independent registered public accounting firm has not audited or reviewed the preliminary product revenue results included in this press release or expressed any opinion or other form of assurance on such preliminary product revenue results. In addition, items or events may be identified or occur after the date hereof due to the completion of operational and financial closing procedures, final audit adjustments and other developments may arise that would require Cerus to make material adjustments to the preliminary product revenue results included in this press release. Therefore, the preliminary product revenue results included in this press release may differ, perhaps materially, from the product revenue results that will be reflected in Cerus’ audited consolidated financial statements for the year ended December 31, 2025.

Contact:

Tim Lee – Head of Investor Relations

Cerus Corporation

ir@cerus.com

925-288-6128